SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

CKX LANDS, INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-31905	72-0144530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2417 Shell Beach Drive Lake Charles, Louisiana	70601
(Address of principal executive offices)	(Zip Code)

(337) 493-2399 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock with no par value	CKX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amended and Restated Executive Employment Agreement of William Gray Stream

On May 9, 2022, CKX Lands, Inc. (the “Registrant”) entered into a First Amended and Restated Executive Employment Agreement (the “Amended Stream Agreement”) with William Gray Stream, its Chairman and President. The Agreement compiles Mr. Stream’s original Executive Employment Agreement effective July 15, 2020 (the “Original Agreement”) and two amendments to the Original Agreement into one document and makes additional amendments to the Original Agreement. Specifically, the Amended Stream Agreement clarifies that any performance shares granted to Mr. Stream under the Registrant’s Stock Incentive Plan will vest if the closing price of the Registrant’s common stock on the NYSE American equals or exceeds certain price targets for at least ten consecutive trading days at any time during the term of the Agreement, which began on July 15, 2020. Further, in connection with the appointment of Scott Stepp, discussed below, the Amended Stream Agreement provides that Mr. Stream holds only the office of President, so he will no longer also hold the position of Treasurer.

The Amended Stream Agreement is filed as exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference. The foregoing description of the Amended Stream Agreement is qualified in its entirety by reference to such exhibit.

Appointment of Scott Stepp

On May 5, 2022, the Board of Directors of the Registrant voted to approve the appointment of Scott Stepp as the Registrant’s Chief Financial Officer (“CFO”) effective May 9, 2022 (the “Effective Date”). In connection with Mr. Stepp’s appointment and as mentioned above, William Gray Stream, the Registrant’s Chairman and President, ceased serving in the role of Treasurer on the Effective Date.

Mr. Stepp, who is 44, has been the Chief Investment Officer since 2014 of Matilda Stream Management, Inc. (“MSM”), a private family office and investment holding company that manages a diverse set of operating businesses, investments and assets, including approximately 100,000 acres of land in Louisiana. Mr. Stream is the President of MSM, which provides administrative and accounting services to the Company for no compensation. Mr. Stepp will maintain his position with MSM.

In connection with his appointment, Mr. Stepp and the Registrant entered into an Executive Employment Agreement (the “Stepp Agreement”) effective on the Effective Date for a term of employment ending July 15, 2024. The Stepp Agreement is substantially similar to the Amended Stream Agreement. The Stepp Agreement can be terminated by the Registrant without cause and by Mr. Stepp without good reason at any time on 30 days’ notice. Mr. Stepp is not entitled to any cash compensation under the Stepp Agreement. However, it does entitle Mr. Stepp to receive restricted stock units and performance shares under the Registrant’s Stock Incentive Plan. Restricted stock units would vest in three annual increments over a three-year vesting period starting July 15, 2021. Performance shares would vest in increments if the closing price of the Registrant’s common stock on the NYSE American equals or exceeds certain price targets for at least ten consecutive trading days during the same three-year period. Stock awards that are not vested as of the date Mr. Stepp’s employment ends would be forfeited, except that if:

●	the Registrant terminates Mr. Stepp’s employment without cause,
●	Mr. Stepp resigns with good reason,
●	Mr. Stepp’s employment ends due to his death or disability, or
●	there is a change of control of the Registrant,

a pro rata amount of his unvested restricted stock units will vest according to the number of months of the vesting period that have elapsed, plus six months.

The Stepp Agreement is filed as exhibit 10.2 to this report and is incorporated into this Item 5.02 by reference. The foregoing description of the Stepp Agreement is qualified in its entirety by reference to such exhibit.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders on May 5, 2022. At the meeting, the shareholders were requested to: (1) elect directors; (2) approve, in a non-binding advisory vote, the compensation of the Registrant’s Named Executive Officers; (3) consider and act upon a proposal to ratify the selection of MaloneBailey LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (4) consider and act upon a proposal to amend the Registrant’s Restated Articles of Incorporation to increase the Registrant’s authorized common stock to 100 million shares; (5) consider and act upon a proposal to amend the Registrant’s Restated Articles of Incorporation to authorize 5 million shares of preferred stock and (6) consider and act upon a proposal to adjourn the annual meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt one or more of the forgoing proposals.

The following are the final voting results on proposals considered and voted upon at the meeting, which are more fully described in the Registrant’s proxy statement filed on April 1, 2022.

1.	The stockholders voted to re-elect the following directors by the votes set forth below:

	Number of Shares
Nominee	For	Withheld	Broker Non-Votes
Lee W. Boyer	952,765	22,133	383,289
Keith Duplechin	912,855	62,043	383,289
Daniel J. Englander	913,462	61,436	383,289
Max H. Hart	953,173	21,725	383,289
Lane T. LaMure	952,948	21,950	383,289
Eugene T. Minvielle, IV	953,148	21,750	383,289
William Gray Stream	952,364	22,534	383,289
Mary Leach Werner	913,424	61,474	383,289

2.
The stockholders voted to approve, in a non-binding advisory vote pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the compensation of the Registrant’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures, in the Registrant’s definitive proxy statement filed on April 1, 2022, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
895,446	62,959	16,493	383,289

3.
The stockholders voted to ratify the selection of MaloneBailey LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2022, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
1,338,052	914	19,221	0

4.
The stockholders did not approve a proposal to amend the Registrant’s Restated Articles of Incorporation to increase the Registrant’s authorized common stock to 100 million shares, by the votes set forth below. Approval of the proposal required the affirmative vote of a majority of the shares outstanding.

For	Against	Abstain	Broker Non-Vote
789,389	181,521	3,988	383,289

5.
The stockholders did not approve a proposal to amend the Registrant’s Restated Articles of Incorporation to authorize 5 million shares of preferred stock, by the votes set forth below. Approval of the proposal required the affirmative vote of a majority of the shares outstanding.

For	Against	Abstain	Broker Non-Vote
784,069	186,781	4,048	383,289

6.
The stockholders voted to approve the proposal to adjourn the annual meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt any of the above proposals, by the votes set forth below. Although the two proposals to amend the Registrant’s Restated Articles of Incorporation to increase the number of shares of authorized common stock and to authorize preferred stock did not have sufficient votes to pass, the Registrant’s Board of Directors determined not to move to adjourn the meeting to a later date to solicit additional votes in favor of these proposals.

For	Against	Abstain	Broker Non-Vote
1,210,033	134,767	13,387	0

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 9, 2022, the Registrant issued a press release regarding Mr. Stepp’s appointment as CFO as disclosed in Item 5.02 above. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2, the information contained in this Item 7.01 and the attached Exhibit 99.1 is being “furnished” to the SEC and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1+	First Amended and Restated Executive Employment Agreement between the Registrant and William Gray Stream dated May 9, 2022.
10.2+	Executive Employment Agreement between the Registrant and Scott Stepp dated May 9, 2022.
99.1	Press Release of CKX Lands, Inc. dated May 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX LANDS, INC.
(Registrant)

Date: May 9, 2022	By:	/s/ William Gray Stream
William Gray Stream President